Exhibit 4.1

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company (as defined below) or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

REGISTERED	PRINCIPAL AMOUNT
No.: 1	$250,000,000

CUSIP No.:            117043 AJ 8

BRUNSWICK CORPORATION
Floating Rate Notes due 2009

Brunswick Corporation, a corporation organized and existing under the laws of the State of Delaware (hereinafter called the “Company”, which term shall include any successor corporation as defined in the Indenture referred to on the reverse side hereof), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000) on July 24, 2009 (if such date is not a Business Day, payment of principal on this Note and accrued and unpaid interest thereon will be paid on the next Business Day, provided, however, that no interest on that payment will accrue from and after July 24, 2009) at the principal corporate trust office of the Trustee, or at an office or agency maintained by the Company for such purpose, in the City of Chicago, State of Illinois, or in the Borough of Manhattan, The City and State of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, quarterly on January 24, April 24, July 24 and October 24 of each year (each, an “Interest Payment Date”) beginning October 24, 2006, on said principal sum in like coin or currency, at a floating rate equal to three-month USD LIBOR plus 0.65% per annum, as described below, from July 24, 2006, or from the most recent Interest Payment Date which interest has been paid or duly provided for, until payment of said principal sum has been made or duly provided for.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions provided in the Indenture referred to herein, be paid to the person in whose name this Note is registered at the close of business on the regular record date for such interest, which shall be the Business Day preceding the Interest Payment Date.

This Note is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under that certain Indenture, dated as of March 15, 1987 (herein called the “Indenture”), between the Company and BNY Midwest Trust Company, as successor trustee (herein called the

“Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of the series of Securities designated on the first page hereof (the Securities of such series being herein called the “Notes”).

The Notes will bear interest for each interest period at a rate determined by the calculation agent, which shall initially be BNY Midwest Trust Company until such time as the Company appoints a successor calculation agent (herein called the “Calculation Agent”).  The interest rate on the Notes for a particular Interest Period (as defined below) will be a per annum rate equal to three-month USD LIBOR (as defined below) as determined on the Interest Determination Date plus 0.65% (the “Interest Rate”).  The “Interest Determination Date” for an Interest Period will be the second London Business Day preceding the first day of such Interest Period.  Promptly upon determination, the Calculation Agent will inform the Trustee and the Company of the Interest Rate for the next Interest Period.  Absent manifest error, the determination of the Interest Rate by the Calculation Agent shall be binding and conclusive on the holders of the Notes, the Trustee and the Company.  A “London Business Day” is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

Interest on the Notes will be paid to but excluding the relevant Interest Payment Date.  Interest payments on the Notes will be made quarterly in arrears on the Interest Payment Date, beginning on October 24, 2006, to the person in whose name those Notes are registered at the close of business on the Business Day immediately preceding the Interest Payment Date.  Interest on the Notes will accrue from and including July 24, 2006, to but excluding the first Interest Payment Date and then from and including the immediately preceding Interest Payment Date to which interest has been paid or duly provided for to but excluding the next Interest Payment Date or the maturity date of the Notes, as the case may be (each of these periods is referred to as an “Interest Period”).  The amount of accrued interest that the Company will pay for any Interest Period shall be calculated by the Calculation Agent by multiplying the face amount of the Notes then outstanding by an Accrued Interest Factor.  This Accrued Interest Factor is computed by adding the Interest Factor calculated for each day from July 24, 2006, or from the latest date interest was paid to the date for which accrued interest is being calculated.  The “Interest Factor” for each day is computed by dividing the Interest Rate applicable to that date by 360.  If an Interest Payment Date for the Notes falls on a day that is not a Business Day, the Interest Payment Date shall be postponed to the next succeeding Business Day unless such next succeeding Business Day would be in the following month, in which case the Interest Payment Date shall be the immediately preceding Business Day.

On any Interest Determination Date, “LIBOR” will be equal to the offered rate for deposits in U.S. dollars having an index maturity of three months, in amounts of at least $1,000,000, as such rate appears on “Telerate Page 3750” at approximately 11:00 a.m., London time, on such Interest Determination Date. If on an Interest Determination Date

such rate does not appear on the “Telerate Page 3750” as of 11:00 a.m., London time, or if the “Telerate Page 3750” is not available on such date, the Calculation Agent will obtain such rate from Bloomberg L.P.’s page “BBAM.”

If no offered rate appears on “Telerate Page 3750” or Bloomberg L.P.’s page “BBAM” on an Interest Determination Date at approximately 11:00 a.m., London time, then the Calculation Agent (after consultation with the Company) will select four major banks in the London interbank market and shall request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time.  If at least two quotations are provided, LIBOR will be the arithmetic average of the quotations provided.  Otherwise, the Calculation Agent will select three major banks in New York City and shall request each of them to provide a quotation of the rate offered by them at approximately 11:00 a.m., New York City time, on the Interest Determination Date for loans in U.S. dollars to leading European banks having an index maturity of three months for the applicable interest period in an amount of at least $1,000,000 that is representative of single transactions at that time.  If three quotations are provided, LIBOR will be the arithmetic average of the quotations provided.  Otherwise, the rate of LIBOR for the next Interest Period will be set equal to the rate of LIBOR for the then current Interest Period.

Upon request from any holder of the Notes, the Calculation Agent will provide the Interest Rate in effect for the Notes for the current Interest Period and, if it has been determined, the Interest Rate to be in effect for the next Interest Period.

All percentages resulting from any calculation of the Interest Rate on the Notes will be rounded to the nearest one hundred-thousandth of a percentage point with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation on the Notes will be rounded to the nearest cent (with one-half cent being rounded upward).  Each calculation of the Interest Rate on the Notes by the Calculation Agent will (in absence of manifest error) be final and binding on the holders of the Notes and the Company.

The Interest Rate on the Notes will in no event be higher than the maximum rate permitted by Illinois law as the same may be modified by United States law of general application.

The Company will have the right to redeem the Notes, in whole or in part, at any time after July 24, 2007, on at least 30 days’ but no more than 60 days’ prior written notice mailed to the registered holders of the Notes to be redeemed (the applicable date of any such redemption being referred to herein as the “Redemption Date”).  The “Redemption Price” will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the Redemption Date.

If money sufficient to pay the Redemption Price of and accrued interest on the Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Trustee or another paying agent for the Notes on or before the Redemption Date, then on and after the Redemption Date, interest will cease to accrue on such Notes (or such portion thereof) called for redemption and such Notes (or portions thereof) shall be deemed not to be entitled to any benefit under the Indenture except to receive payment of the Redemption Price together with interest accrued thereon to the Redemption Date.  If any Redemption Date is not a Business Day, the Company will pay the Redemption Price on the next Business Day without any interest or other payment due to the delay.

If less than all of the Notes are to be redeemed, the Company shall select in such manner as it shall deem appropriate and fair in its discretion the particular Notes to be redeemed as a whole or in part and shall thereafter promptly notify the Trustee in writing of the Notes so to be redeemed.  Notes shall be redeemed only in denominations of $1,000 or any integral multiple of $1,000.

In case an Event of Default (as defined in the Indenture) with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.  The Indenture also provides that, prior to any declaration accelerating the maturity of the Securities of any series, the holders of a majority in aggregate principal amount of the Securities of such series at the time outstanding may on behalf of the holders of all of the Securities of such series waive any past default or Event of Default under the Indenture and its consequences except a default in the payment of principal of, or premium, if any, or interest on the Securities of such series.  Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Security which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Securities.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Securities of each series to be affected at the time outstanding, evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of such series; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity on any Security of such series, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or any premium thereon, or extend the time of or reduce the amount of any mandatory sinking fund payment, or make the principal of any Security or any premium or interest thereon payable in any coin or currency other than that provided for in the Securities of such series or adversely affect the rights of the Securityholders to institute suit for the enforcement of any payment of principal of or premium, if any, or interest on any Security of such series, in each case without the consent of the holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Securities of such series then outstanding.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

The Notes are issued in registered form without coupons in denominations of $1,000 or any integral multiple of $1,000. In the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, Notes may be exchanged for an equal aggregate principal amount of Notes of other authorized denominations at the principal executive office of the Company or, at the option of the registered holder thereof, at its office or agency maintained for such exchange in the City of Chicago, State of Illinois, or the Borough of Manhattan, The City and State of New York.

The Notes are not entitled to the benefit of, and are not subject to, any mandatory or optional sinking fund.

Except as otherwise provided in this Note, upon due presentment for registration of transfer of this Note at the principal executive offices of the Company or, at the option of the person making presentment for registration of transfer, at its office or agency maintained for such registration in the City of Chicago, State of Illinois or the Borough of Manhattan, The City and State of New York, a new Note or Notes of authorized denomination for any equal aggregate principal amount will be issued to the transferee in exchange herefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company, the Trustee, any paying agent or Authenticating Agent and any Security Registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment hereof or on account hereof, as herein and in the Indenture provided, and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Authenticating Agent nor any Security Registrar shall be affected by any notice to the contrary. All such payments shall effectively satisfy and discharge the liability upon this Note to the extent of the sum or sums so paid.

No recourse for the payment of the principal of or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company contained in the Indenture or in any supplemental indenture, or in this Note, or because of the creation of any indebtedness represented hereby, shall be had against any incorporator, stockholder, officer or director as such, past, present or future, of the Company or any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly waived and released.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to below.

All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Indenture.

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IN WITNESS WHEREOF, Brunswick Corporation has caused this instrument to be signed in its name by the signature one of its Vice Presidents and an imprint of its corporate seal to be affixed hereto, and attested by the signature of its Secretary.

Dated: July 24, 2006

BRUNSWICK CORPORATION

[Seal]

Name: William L. Metzger
Title: Vice President and Treasurer

ATTEST:

Name: Marschall I. Smith
Title: Vice President, General Counsel and Secretary

Trustee’s Certificate of Authentication

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture

Dated: July 24, 2006	BNY MIDWEST TRUST COMPANY,
as Trustee

By:
Authorized Officer